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                                                                    Exhibit 23-4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of The Detroit Edison Company (No. 33-57545) of our report dated January 23, 1995 appearing on page 31 of The Detroit Edison Company's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts".



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Detroit, Michigan
November 15, 1995